Exhibit 4.19
FORM OF SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 28, 2023, by and among 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), New Red Finance, Inc., a Delaware corporation (the “Co-Issuer”, and together with the Issuer, the “Issuers”), the parties that are signatories hereto as Guarantors and Wilmington Trust, National Association, as Trustee and Collateral Agent under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, each of the Issuers, the Guarantors party thereto, the Trustee and the Collateral Agent have heretofore executed and delivered an indenture, dated as of [insert date] (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $_______________ of ______% [First/Second] Lien Senior Secured Notes due ____ (the “Notes”) of the Issuers;
WHEREAS, the Issuers desire to add Restaurant Brands International Limited Partnership, a limited partnership organized under the laws of the Province of Ontario, 1013414 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia, and 1013421 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (each a “New Guarantor” and, collectively, the “New Guarantors”), as Guarantors under the Indenture;
WHEREAS, the Indenture provides that each Guarantor shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which such Guarantor shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”), each on the terms and conditions set forth herein;
WHEREAS, the Indenture provides that the Issuers may make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder in any material respect and to add an obligor or a Guarantor under the Indenture;
WHEREAS, the Issuers desire to designate Restaurant Brands International Limited Partnership as the “Issuer” for all purposes of the covenants solely under Sections 3.2 through 3.8, 3.19 and 3.20 of the Indenture; and
WHEREAS, pursuant to Sections 9.1(4), 9.1(5) and 9.1(10) of the Indenture, the Issuers, any Guarantor, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend, supplement or modify the Indenture, without the consent of any Holder.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the New Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS
ARTICLE IDefined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE; COVENANTS
SECTION 2.1.    Agreement to be Bound. Each of the New Guarantors hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of, except as provided in Section 2.3 below, a Guarantor under the Indenture.
SECTION 2.2.    Guarantee. Each of the New Guarantors agrees, on a joint and several basis with the other Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes, the Trustee and the Collateral Agent the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.
SECTION 2.3.    Covenants. References to the “Issuer” for all purposes of the covenants solely under Sections 3.2 through 3.8, 3.19 and 3.20 of the Indenture shall be deemed to refer to Restaurant Brands International Limited Partnership and Restaurant Brands International Limited Partnership expressly assumes all the obligations of the Issuer under such covenants. For the avoidance of doubt, references to the “Issuer” for all purposes of the covenants solely under Sections 3.2 through 3.8, 3.19 and 3.20 of the Indenture shall not be deemed to refer to 1011778 B.C. Unlimited Liability Company, but 1011778 B.C. Unlimited Liability Company shall be subject to the covenants set forth in Section 3.2 through 3.8, 3.19 and 3.20 as a “Restricted Subsidiary,” “Guarantor” and/or “Subsidiary” under such covenants. If the Note Guarantee of Restaurant Brands International Limited Partnership is released in accordance with Section 10.2 of the Indenture, then references to the “Issuer” for all purposes of the covenants solely under Sections 3.2 through 3.8, 3.19 and 3.20 of the Indenture shall be deemed to refer to 1011778 B.C. Unlimited Liability Company.
ARTICLE III

MISCELLANEOUS
SECTION 3.1.    Notices. All notices and other communications to the New Guarantors shall be given as provided for in the Indenture, at the address for the Guarantors set forth in the Indenture.
SECTION 3.2.    Merger, Amalgamation and Consolidation. Each New Guarantor shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into, another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(g) of the Indenture.
SECTION 3.3.    Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 10.2 of the Indenture.
SECTION 3.4.    Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Trustee and the Collateral Agent, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
SECTION 3.5.    Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6.    Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 3.7.    Benefits Acknowledged. Each New Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
SECTION 3.8.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
SECTION 3.9.    The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.
SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or pdf shall be deemed to be their original signatures for all purposes.
SECTION 3.11. Execution and Delivery. Each New Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Note Guarantee.
SECTION 3.11. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP,
as the Issuer solely for purposes of Sections 3.2 through 3.8, 3.19 and 3.20 of the Indenture and as a Guarantor
By:
    Name:
    Title:
1013414 B.C. UNLIMITED LIABILITY COMPANY,
as a Guarantor
By:
    Name:
    Title:
1013421 B.C. UNLIMITED LIABILITY COMPANY,
as a Guarantor
By:
    Name:
    Title:
Acknowledged by:
1011778 B.C. UNLIMITED LIABILITY COMPANY
By:
    Name:
    Title:
NEW RED FINANCE, INC.
By:
    Name:
    Title:
[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent
By:
    Name:
    Title:
[Signature Page to Supplemental Indenture]